WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
October 23, 2025	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 3Q 2025 EPS OF $1.37, YOY EPS GROWTH OF 27%
ROA OF 1.44% AND NIM OF 3.91%
IMPROVEMENT IN ASSET QUALITY METRICS

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the third quarter of 2025.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	3Q 2025	2Q 2025	3Q 2024
Net interest income	$184.0	$179.5	$177.5
Fee revenue	86.5	88.0	90.2
Total net revenue	270.5	267.5	267.7
Provision for credit losses	6.6	12.6	18.4
Noninterest expense	163.1	159.3	163.7
Net income attributable to WSFS	76.4	72.3	64.4
Pre-provision net revenue (PPNR)(1)	107.4	108.2	103.9
Earnings per share (EPS) (diluted)	1.37	1.27	1.08
Return on average assets (ROA) (a)	1.44%	1.39%	1.22%
Return on average equity (ROE) (a)	11.3	10.9	10.0
Fee revenue as % of total net revenue	31.9	32.8	33.6
Efficiency ratio	60.2	59.5	61.1
See “Notes”
GAAP results for the quarterly periods shown included items that are excluded from core results. Below is a summary of the financial effects of these items. For additional detail, refer to the Non-GAAP Reconciliation in the back of this earnings release.

	3Q 2025		2Q 2025		3Q 2024
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Fee revenue	$(1.5)	$(0.02)	$—	$—	$0.1	$—
Noninterest expense	0.9	0.01	(0.3)	—	—	—
Income tax impacts	(0.6)	(0.01)	0.1	0.01	—	—

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, CEO and President, said, "WSFS continued to perform well in the third quarter with a core EPS(2) of $1.40, reflecting 30% year-over-year growth, core ROA(2) of 1.48%, an increase of 26bps year-over-year, and tangible book value per share(2) of $32.11, an increase of 12% year-over-year.
"These results were driven by a continued strong net interest margin of 3.91%, solid fee performance across a number of businesses including Capital Markets, Cash Connect®, Institutional Services, and the Bryn Mawr Trust Company of Delaware, and lower provision expense.
"Client deposits grew 2% (annualized) compared to 2Q 2025 and our WSFS-originated consumer loans grew 13% (annualized) over the prior quarter. We also saw notable improvements across our asset quality metrics, driven by the positive resolution of two large nonperforming loans.
"During the quarter, we continued the execution of our share repurchase program with total year-to-date repurchases of 3.4 million shares, or approximately 6% of shares outstanding as of December 31, 2024.
"We remain focused on building upon our momentum into the fourth quarter, and delivering long-term sustainable high performance, consistent with our 2025-2027 Strategic Plan."

(2) As used in this press release, core EPS, core ROA, and tangible book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Highlights for 3Q 2025:

•Core EPS of $1.40 and core ROA of 1.48% compared to $1.27 and 1.38% for 2Q 2025.
◦Year-over-year core EPS increased 30% and core ROA increased 26bps.
•Core PPNR(3) of $109.8 million, compared to $107.8 million for 2Q 2025.
•Continued strong net interest margin of 3.91%, compared to 3.89% for 2Q 2025.
•Growth in client deposits while maintaining strong average noninterest demand composition of 32%.
•Double-digit year-over-year fee revenue growth in Wealth and Trust, coupled with strong quarter-over-quarter performance in Capital Markets and Cash Connect®.
•Total net credit costs were $8.4 million, compared to $14.3 million for 2Q 2025.
•Improvement in problem assets, nonperforming assets, and delinquencies driven by the resolution of several large problem loans with no additional losses.
•WSFS repurchased 827,100 shares of common stock (1.5% of outstanding shares as of 2Q 2025) at an average price of $56.53 per share, totaling an aggregate of $46.8 million, and paid quarterly dividends of $9.5 million, for a total capital return of $56.3 million. Year-to-date, total capital returned to stockholders through share repurchases and quarterly dividends was $206.2 million.

(3) As used in this press release, core PPNR is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Third Quarter 2025 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at September 30, 2025 compared to June 30, 2025 and September 30, 2024:

Loans and Leases
(Dollars in millions)	September 30, 2025		June 30, 2025		September 30, 2024
Commercial & industrial (C&I)(4)	$4,587	36%	$4,731	36%	$4,661	35%
Commercial mortgage	3,856	30	3,911	30	4,149	32
Construction	1,004	7	858	7	806	6
Commercial small business leases	617	5	630	5	645	5
Total commercial loans and leases	10,064	78	10,130	78	10,261	78
Residential mortgage	1,062	8	1,016	8	965	7
Consumer	1,897	15	2,006	15	2,138	16
Gross loans and leases	13,023	101%	13,152	101%	13,364	101%
Allowance for Credit Losses (ACL)	(183)	(1)	(186)	(1)	(197)	(1)
Net loans and leases	$12,840	100%	$12,966	100%	$13,167	100%
At September 30, 2025, WSFS’ gross loan and lease portfolio decreased $128.5 million, or 1% (not annualized), when compared with June 30, 2025. The decrease reflects the previously announced sale of Upstart loans during the quarter and continued runoff in the Spring EQ portfolio. Excluding these impacts, gross loan and leases were essentially flat. Construction loans grew 17%, primarily through draws on existing commitments, while residential mortgage and WSFS-originated consumer loans grew 5% and 3%, respectively. C&I decreased 3%, as new fundings were more than offset by the payoff of several problem loans and lower net line utilization.
Gross loans and leases at September 30, 2025 decreased $340.7 million, or 3%, when compared with September 30, 2024. Excluding the impacts of the Upstart and Spring EQ portfolios, loans and leases were flat, with growth in constructions loans (25%), WSFS-originated consumer loans (14%), and residential mortgage (10%). The growth in consumer and mortgage loans reflects momentum in our Home Lending business where we continue to invest in talent and product capabilities. These increases were offset by declines in C&I and commercial mortgage.

(4) Includes owner-occupied real estate.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes client deposit balances and composition at September 30, 2025 compared to June 30, 2025 and September 30, 2024:

Client Deposits
(Dollars in millions)	September 30, 2025		June 30, 2025		September 30, 2024
Noninterest demand	$5,237	31%	$5,306	31%	$4,686	29%
Interest-bearing demand	2,966	17	2,806	16	2,931	18
Savings	1,408	8	1,452	9	1,489	9
Money market	5,536	32	5,471	32	5,178	31
Total core deposits	15,147	88	15,035	88	14,284	87
Time deposits	2,079	12	2,086	12	2,143	13
Total client deposits	$17,226	100%	$17,121	100%	$16,427	100%
Total client deposits increased by $104.7 million, or 1% (2% annualized), when compared with June 30, 2025, mostly due to seasonal increases in municipal deposits. Noninterest demand deposits comprised 32% of average total client deposits and continue to provide a strong deposit base.
Total client deposits increased by $799.2 million, or 5%, from September 30, 2024, driven by broad-based growth across all business lines, with 12% growth in noninterest demand and 7% in money market.
The deposit base remains well-diversified, with 52% of quarterly average client deposits coming from the Commercial, Small Business, and Wealth and Trust businesses. No- and low-cost checking accounts represented 48% of average total client deposits with a weighted average cost of 38bps for the quarter. The loan-to-deposit ratio(5) was 75% at September 30, 2025, providing continued capacity to fund future loan growth.

(5) Ratio of net loans and leases to total client deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	September 30, 2025	June 30, 2025	September 30, 2024
Net interest income before purchase accretion	$182.6	$177.5	$175.5
Purchase accounting accretion	1.4	2.0	2.0
Net interest income	$184.0	$179.5	$177.5

Net interest margin before purchase accretion	3.88%	3.84%	3.74%
Purchase accounting accretion	0.03	0.05	0.04
Net interest margin	3.91%	3.89%	3.78%
Net interest income increased $4.5 million, or 3% (not annualized), compared to 2Q 2025, driven by an interest recovery from the full payoff of a nonperforming loan and higher cash balances from growth in deposits.
Net interest income increased $6.5 million, or 4%, compared to 3Q 2024, driven by lower deposit and wholesale funding costs as well as higher cash balances from growth in deposits. The increase was partially offset by lower loan yields due to rate cuts in late 2024.
Total loan yields were 6.64%, an increase of 4bps when compared to 2Q 2025, driven by the aforementioned interest recovery and partially offset by the sale of the higher-yielding Upstart loans. Total client deposit costs were 1.62% and interest-bearing deposit costs were 2.37%, a decrease of 1bp each compared to the prior quarter.
Net interest margin of 3.91% increased 2bps compared to 2Q 2025 due to higher interest-earning cash from deposit growth, while a 4bps increase from the aforementioned interest recovery was partially offset by the impact of the Upstart sale. Net interest margin increased 13bps from 3Q 2024 due to deposit repricing actions, continued wholesale funding optimization, and higher cash balances, partially offset by lower loan balances and loan yields.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	September 30, 2025	June 30, 2025	September 30, 2024
Problem assets(6)	$629.7	$683.1	$721.5
Delinquencies (n)	104.7	158.0	147.6
Nonperforming assets (n)	72.6	106.2	91.3
Net charge-offs on loans and leases	9.9	9.8	19.2
Total net credit costs (r)	8.4	14.3	20.1
Problem assets to total Tier 1 capital plus ACL on loans and leases	26.64%	29.83%	30.11%
Classified assets to total Tier 1 capital plus ACL on loans and leases	19.20	21.60	21.41
Ratio of nonperforming assets to total assets (n)	0.35	0.51	0.44
Delinquencies (n) to gross loans (i)	0.81	1.22	1.11
Ratio of quarterly net charge-offs to average gross loans	0.30	0.30	0.58
Ratio of allowance for credit losses to total loans and leases (q)	1.41	1.43	1.48
Ratio of allowance for credit losses to nonaccruing loans (n)	254	177	219
See “Notes”
In the quarter, we saw decreases of $53.4 million in problem assets (319bps of Tier 1 capital plus ACL on loans and leases), $33.6 million (16bps of total assets) in nonperforming assets, and $53.3 million (41bps of gross loans) in delinquencies, compared to June 30, 2025. These results were primarily driven by the payoff of several large loans with no additional losses.
Total net credit costs were $8.4 million in the quarter, a decrease of $5.9 million, compared to $14.3 million in 2Q 2025, driven by the aforementioned payoffs and favorable asset quality performance.
Net charge-offs were consistent with 2Q 2025 levels at $9.9 million, or 30bps (annualized) of average gross loans during the quarter, reflecting higher Commercial charge-offs offset by a reduction from Upstart.
The ACL on loans and leases was $183.2 million as of September 30, 2025, a decrease of $3.1 million from June 30, 2025, driven by lower loan balances and the improved asset quality metrics noted above. The ACL coverage ratio decreased 2bps to 1.41%.

(6) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(7)
Core fee revenue (noninterest income) of $88.0 million was flat compared to 2Q 2025 and was impacted by several previously announced items, including the termination of our partnership with Commonwealth Financial Network (Commonwealth), the sale of the Powdermill business, and the Spring EQ earnout, all in 2Q 2025. Excluding these items, core fee revenue increased $4.3 million(7), or 5%, primarily driven by Capital Markets and Cash Connect®.
Core fee revenue decreased $2.1 million, or 2%, compared to 3Q 2024. Excluding the impacts from the aforementioned business transactions and the prior year Spring EQ earnout, core fee revenue increased $2.1 million, or 2%. The increase was driven by a $6.8 million increase in Wealth and Trust, as Institutional Services and The Bryn Mawr Trust Company of Delaware (BMT of DE) both had double digit growth, as well as a $2.3 million increase from other banking fees. The increase was partially offset by a $6.5 million decline in Cash Connect®, primarily driven by the lower interest rate environment (which was more than offset in noninterest expense) and lower ATM volume.
For 3Q 2025, our core fee revenue ratio(7) was 32.3% compared to 32.8% in 2Q 2025 and 33.6% in 3Q 2024. Fee revenue is a competitive differentiator providing a well-diversified source of revenue with further growth opportunities expected.

(7) As used in this press release, core fee revenue, adjusted core fee revenue, and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(8)
Core noninterest expense of $162.1 million increased $2.5 million, or 2% (not annualized), compared to 2Q 2025. The increase is primarily due to higher salaries and benefits, driven by higher medical costs and performance-based incentive accruals.
Core noninterest expense decreased $1.5 million, or 1%, compared to 3Q 2024. The decrease was largely driven by a $5.4 million decrease in Cash Connect® external funding costs due to lower volumes and rates, as well as a $1.1 million decrease in occupancy expense. These decreases were partially offset by higher salaries and benefits, primarily as a result of talent additions in key business areas and performance-based increases.
Our core efficiency ratio(8) was 59.5% in 3Q 2025, compared to 59.6% in 2Q 2025 and 61.1% in 3Q 2024.
Income Taxes
We recorded a $24.4 million income tax provision in 3Q 2025, compared to $23.3 million in 2Q 2025 and $21.1 million in 3Q 2024. The increase compared to 2Q 2025 was primarily due to higher income before taxes and the increase compared to 3Q 2024 was primarily due to higher income before taxes and certain tax credits recognized in 2024.
The effective tax rate was 24.2% in 3Q 2025 compared to 24.4% in 2Q 2025 and 24.7% in 3Q 2024. The decrease in effective tax rate compared to 3Q 2024 is attributable to lower state taxes.

(8) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
Capital ratios remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at September 30, 2025, with a Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 14.39%, Tier 1 leverage ratio of 11.11%, and Total Risk-based capital ratio of 16.19%.
WSFS’ total stockholders’ equity increased $70.5 million, or 3% (not annualized), during 3Q 2025. The increase was primarily due to quarterly earnings of $76.4 million and a decrease in accumulated other comprehensive loss of $47.5 million, driven by market-value increases on available-for-sale investment securities. The increase was partially offset by capital returns to stockholders of $56.3 million (comprised of $46.8 million from share repurchases and $9.5 million from quarterly dividends).
WSFS’ tangible common equity(9) increased $74.4 million, or 4% (not annualized), compared to June 30, 2025, primarily due to the reasons described above. WSFS’ common equity to assets ratio increased 29bps to 13.21% during the quarter, and our tangible common equity to tangible assets ratio(9) was 8.96% at September 30, 2025, an increase of 34bps, compared to the prior quarter.
At September 30, 2025, book value per share was $49.67, an increase of $1.96, or 4% (not annualized), from June 30, 2025, and tangible book value per share was $32.11, an increase of $1.79, or 6% (not annualized), from June 30, 2025, due to the reasons described above. Book value per share increased $4.30, or 9%, and tangible book value per share increased $3.55, or 12%, compared to 3Q 2024.
During 3Q 2025, WSFS repurchased 827,100 shares of common stock for an aggregate of $46.8 million. As of September 30, 2025, WSFS has 5,650,675 shares, or approximately 10% of outstanding shares, available for repurchase under its current authorizations. Year-to-date, total capital returned to stockholders through share repurchases and quarterly dividends was $206.2 million.
The Board of Directors approved a quarterly cash dividend of $0.17 per share of common stock. This dividend will be paid on November 21, 2025 to stockholders of record as of November 7, 2025.

(9) As used in this press release, tangible common equity and tangible common equity to tangible assets ratio are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth and Trust
The Wealth and Trust segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions, except where otherwise noted)	September 30, 2025	June 30, 2025	September 30, 2024
Net interest income	$24.0	$23.0	$21.6
Provision for credit losses	(0.1)	4.4	—
Fee revenue(10)	42.3	44.5	37.2
Noninterest expense(10)	32.0	32.3	28.4
Pre-tax income	34.4	30.7	30.4
Performance Metrics
Institutional Services and BMT of DE fee revenue	$27.6	$27.9	$21.6
Private Wealth Management fee revenue	14.8	16.1	14.9
AUM/AUA (in billions)(11)	93.4	92.4	87.2
Wealth and Trust pre-tax income was $34.4 million, which increased $3.7 million, or 12% (not annualized), compared to 2Q 2025, driven by lower provision and higher net interest income. Fee revenue decreased $2.2 million, primarily due to the Commonwealth termination and the Powdermill sale as well as a seasonal decrease in tax activity in Private Wealth Management.
Wealth and Trust pre-tax income increased $4.0 million, or 13%, compared to 3Q 2024 as fee revenue increased $5.1 million, driven by growth in Institutional Services and BMT of DE. Noninterest expense of $32.0 million increased by $3.6 million, or 13%, mostly from performance-based incentives and the hiring of new advisors. Net interest income increased $2.5 million, or 11%, driven mostly by higher deposit balances in Institutional Services and Private Banking.
AUM/AUA increased to $93.4 billion at the end of 3Q 2025, representing growth of 1% quarter-over-quarter and 7% year-over-year, driven by Client and account growth.

(10) Includes intercompany allocation of revenue and expense.
(11) Represents Assets Under Management and Assets Under Administration, in billions.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Clients with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	September 30, 2025	June 30, 2025	September 30, 2024
Net revenue(12)	$22.0	$21.1	$27.7
Noninterest expense(13)	19.6	17.8	26.1
Pre-tax income	2.3	3.3	1.6
Performance Metrics
Average cash managed	$1,386	$1,329	$1,623
Number of serviced non-bank ATMs and smart safes	36,511	36,494	42,126
Number of WSFS owned and branded ATMs	524	582	569
Net profit margin	10.64%	15.58%	5.88%
ROA	1.67%	2.43%	1.29%
Cash Connect® pre-tax income decreased $0.9 million, or 29% (not annualized) compared to 2Q 2025, driven by one-time insurance recoveries in the previous quarter. Excluding those recoveries, pre-tax income increased $0.7 million, primarily driven by pricing actions taken during the quarter, which increased net revenue by $0.9 million compared to 2Q 2025. Noninterest expense increased $1.8 million from 2Q 2025 driven by timing of insurance recoveries and higher volumes.
Pre-tax income increased $0.7 million compared to 3Q 2024 driven by pricing actions and lower cost of non-earning cash, partially offset by lower bailment and managed services volume. Net revenue decreased $5.6 million driven by lower rates (which also reduced expenses), ATM cash volume, and managed service fees. Net profit margin increased to 10.64%, compared to 7.95% when excluding the insurance recoveries in 2Q 2025 and 5.88% in 3Q 2024.

(12) Includes intercompany allocation of income and net interest income.
(13) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Third Quarter 2025 Earnings Release Conference Call
Management will conduct a conference call to review 3Q 2025 results at 1:00 p.m. Eastern Time (ET) on Friday, October 24, 2025. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of September 30, 2025, WSFS Financial Corporation had $20.8 billion in assets on its balance sheet and $93.4 billion in assets under management and administration. WSFS operates from 114 offices, 88 of which are banking offices, located in Pennsylvania (58), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth Management, LLC, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, volatile market conditions and uncertain economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including potential recessionary and other unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; changes in market interest rates, which may lead to reduced margin as a result of increased funding costs and/or reduced earning asset yields; changes in the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company’s operations; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; the impacts related to or resulting from bank failures and other economic and industry volatility, including potential changes in regulatory requirements and costs and potential impacts to macroeconomic conditions; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth and Trust segments; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's Wealth and Trust business; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Clients and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries, pay dividends to its stockholders and repurchase shares of its common stock; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Nine months ended
(Dollars in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income:
Interest and fees on loans	$218,250	$216,005	$235,977	$651,007	$691,495
Interest on mortgage-backed securities	24,202	24,531	25,348	73,478	77,029
Interest and dividends on investment securities	2,180	2,186	2,184	6,552	6,551
Other interest income	13,789	10,468	9,875	31,452	25,168
	258,421	253,190	273,384	762,489	800,243
Interest expense:
Interest on deposits	71,185	70,124	80,647	212,413	230,135
Interest on Federal Home Loan Bank advances	586	949	1,472	2,473	2,139
Interest on senior and subordinated debt	1,089	1,089	2,446	4,252	7,336
Interest on trust preferred borrowings	1,524	1,518	1,749	4,565	5,255
Interest on other borrowings	14	15	9,566	52	28,147
	74,398	73,695	95,880	223,755	273,012
Net interest income	184,023	179,495	177,504	538,734	527,231
Provision for credit losses	6,566	12,621	18,422	36,537	53,374
Net interest income after provision for credit losses	177,457	166,874	159,082	502,197	473,857
Noninterest income:
Credit/debit card and ATM income	18,487	18,309	24,621	55,539	68,165
Investment management and fiduciary revenue	41,272	43,774	36,648	124,327	107,182
Deposit service charges	7,001	6,802	6,837	20,556	19,820
Mortgage banking activities, net	2,091	2,341	2,067	6,232	5,931
Loan and lease fee income	2,089	1,430	1,513	4,984	4,742
Realized gain on sale of equity investment, net	939	18	56	957	2,186
Other income	14,592	15,335	18,416	42,782	49,587
	86,471	88,009	90,158	255,377	257,613
Noninterest expense:
Salaries, benefits and other compensation	91,661	89,145	86,124	263,283	245,179
Occupancy expense	8,498	8,829	9,595	27,220	28,461
Equipment expense	12,933	13,778	12,076	39,439	34,822
Data processing and operations expense	5,045	5,010	4,985	14,750	13,452
Professional fees	4,942	6,211	3,819	15,851	13,081
Marketing expense	2,178	1,925	2,053	5,798	5,855
FDIC expenses	2,739	2,433	2,882	7,750	9,254
Loss on debt extinguishment	352	—	—	352	—
Loan workout and other credit costs	1,802	1,629	1,684	3,671	1,477
Corporate development expense	171	(329)	46	(99)	412
Restructuring expense	398	—	—	658	—
Other operating expenses	32,337	30,712	40,459	95,521	116,570
	163,056	159,343	163,723	474,194	468,563
Income before taxes	100,872	95,540	85,517	283,380	262,907
Income tax provision	24,405	23,319	21,108	68,825	63,567
Net income	76,467	72,221	64,409	214,555	199,340
Less: Net income (loss) attributable to noncontrolling interest	18	(105)	(26)	(116)	(129)
Net income attributable to WSFS	$76,449	$72,326	$64,435	$214,671	$199,469
Diluted earnings per share of common stock:	$1.37	$1.27	$1.08	$3.75	$3.33
Weighted average shares of common stock outstanding for fully diluted EPS	55,960,833	56,851,797	59,393,651	57,171,976	59,956,324
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Performance Ratios:
Return on average assets (a)	1.44%	1.39%	1.22%	1.37%	1.28%
Return on average equity (a)	11.25	10.94	9.95	10.78	10.66
Return on average tangible common equity (a)(o)	18.31	18.08	16.96	17.78	18.55
Net interest margin (a)(b)	3.91	3.89	3.78	3.89	3.82
Efficiency ratio (c)	60.17	59.46	61.08	59.61	59.61
Noninterest income as a percentage of total net revenue (b)	31.91	32.84	33.64	32.10	32.78
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Assets:
Cash and due from banks	$1,199,540	$899,713	$571,798
Cash in non-owned ATMs	364,733	424,741	414,931
Investment securities, available-for-sale	3,502,159	3,494,783	3,737,119
Investment securities, held-to-maturity	979,698	994,340	1,026,305
Other investments	46,691	46,751	38,662
Net loans and leases (e)(f)(l)	12,840,383	12,965,825	13,166,805
Goodwill and intangibles	973,677	977,546	992,163
Other assets	933,534	959,593	957,426
Total assets	$20,840,415	$20,763,292	$20,905,209
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$5,236,956	$5,305,768	$4,685,957
Interest-bearing deposits	11,989,262	11,815,701	11,741,074
Total client deposits	17,226,218	17,121,469	16,427,031
Federal Home Loan Bank advances	—	51,040	43,158
Other borrowings	255,099	252,419	1,032,003
Other liabilities	616,317	666,146	736,002
Total liabilities	18,097,634	18,091,074	18,238,194
Stockholders’ equity of WSFS	2,753,273	2,682,728	2,678,264
Noncontrolling interest	(10,492)	(10,510)	(11,249)
Total stockholders' equity	2,742,781	2,672,218	2,667,015
Total liabilities and stockholders' equity	$20,840,415	$20,763,292	$20,905,209
Capital Ratios:
Equity to asset ratio	13.21%	12.92%	12.81%
Tangible common equity to tangible asset ratio (o)	8.96	8.62	8.47
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	14.39	14.07	13.56
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	11.11	11.04	10.75
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	14.39	14.07	13.56
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	16.19	15.86	15.61
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)(n)	$72,148	$105,236	$90,039
Assets acquired through foreclosure	439	930	1,301
Total nonperforming assets	$72,587	$106,166	$91,340
Past due loans (h)(n)	$14,295	$23,012	$31,714
Troubled loans (u)(n)	156,803	195,916	166,754
Allowance for credit losses	185,504	189,121	197,497
Ratio of nonperforming assets to total assets (n)	0.35%	0.51%	0.44%
Ratio of allowance for credit losses to total loans and leases (q)	1.41	1.43	1.48
Ratio of allowance for credit losses to nonaccruing loans (n)	254	177	219
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)	0.30	0.30	0.58
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)	0.45	0.53	0.43
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,229,187	$87,722	6.67%	$5,263,533	$88,226	6.74%	$5,246,721	$93,594	7.11%
Commercial real estate loans (s)	4,831,359	82,914	6.81	4,808,177	78,400	6.54	4,952,571	89,516	7.19
Residential mortgage	1,002,442	13,711	5.47	965,480	12,935	5.36	924,830	11,916	5.15
Consumer loans	1,908,700	32,548	6.77	1,997,285	35,096	7.05	2,112,423	39,909	7.52
Loans held for sale	75,418	1,355	7.13	96,517	1,348	5.60	50,556	1,042	8.20
Total loans and leases	13,047,106	218,250	6.64	13,130,992	216,005	6.60	13,287,101	235,977	7.07
Mortgage-backed securities (d)	4,090,178	24,202	2.37	4,148,820	24,531	2.37	4,354,462	25,348	2.33
Investment securities (d)	366,450	2,180	2.66	366,391	2,186	2.70	366,098	2,184	2.62
Other interest-earning assets	1,227,761	13,789	4.46	934,152	10,468	4.49	709,358	9,875	5.54
Total interest-earning assets	$18,731,495	$258,421	5.48%	$18,580,355	$253,190	5.48%	$18,717,019	$273,384	5.82%
Allowance for credit losses	(190,837)			(188,252)			(199,380)
Cash and due from banks	176,874			188,300			189,523
Cash in non-owned ATMs	393,148			390,275			387,019
Bank owned life insurance	36,553			36,042			35,689
Other noninterest-earning assets	1,887,865			1,898,721			1,931,521
Total assets	$21,035,098			$20,905,441			$21,061,391
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,825,284	$7,870	1.11%	$2,829,653	$7,337	1.04%	$2,806,850	$9,074	1.29%
Savings	1,433,399	1,723	0.48	1,445,123	1,609	0.45	1,519,457	2,038	0.53
Money market	5,581,010	42,378	3.01	5,437,897	41,120	3.03	5,125,286	46,686	3.62
Time deposits	2,077,815	19,214	3.67	2,094,572	20,058	3.84	2,061,526	22,849	4.41
Total interest-bearing deposits	11,917,508	71,185	2.37	11,807,245	70,124	2.38	11,513,119	80,647	2.79
Federal Home Loan Bank advances	50,215	586	4.63	84,007	949	4.53	108,196	1,472	5.41
Trust preferred borrowings	90,952	1,524	6.65	90,903	1,518	6.70	90,753	1,749	7.67
Senior and subordinated debt	148,766	1,089	2.93	148,708	1,089	2.93	218,535	2,446	4.48
Other borrowed funds	16,504	14	0.34	19,428	15	0.31	816,373	9,566	4.66
Total interest-bearing liabilities	$12,223,945	$74,398	2.41%	$12,150,291	$73,695	2.43%	$12,746,976	$95,880	2.99%
Noninterest-bearing demand deposits	5,493,161			5,438,692			4,979,859
Other noninterest-bearing liabilities	633,625			674,616			770,572
Stockholders’ equity of WSFS	2,694,883			2,652,257			2,575,182
Noncontrolling interest	(10,516)			(10,415)			(11,198)
Total liabilities and equity	$21,035,098			$20,905,441			$21,061,391
Excess of interest-earning assets over interest-bearing liabilities	$6,507,550			$6,430,064			$5,970,043
Net interest and dividend income		$184,023			$179,495			$177,504
Interest rate spread			3.07%			3.05%			2.83%
Net interest margin			3.91%			3.89%			3.78%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Nine months ended
Stock Information:	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Market price of common stock:
High	$59.67	$57.06	$58.59	$59.67	$58.59
Low	52.58	42.44	45.42	42.44	40.20
Close	53.93	55.00	50.99	53.93	50.99
Book value per share of common stock	49.67	47.71	45.37
Tangible common book value (TBV) per share of common stock (o)	32.11	30.32	28.56
Number of shares of common stock outstanding (000s)	55,427	56,235	59,033
Other Financial Data:
One-year repricing gap to total assets (k)	5.86%	4.54%	(0.78)%
Weighted average duration of the MBS portfolio	6.0 years	6.2 years	5.7 years
Unrealized losses on securities available for sale, net of taxes	$(400,669)	$(445,065)	$(420,815)
Number of Associates (FTEs) (m)	2,338	2,375	2,316
Number of offices (branches, LPO’s, operations centers, etc.)	114	115	114
Number of WSFS owned and branded ATMs	524	582	569
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Financial Corporation and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale and reverse mortgage loans.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Includes loans held for sale.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Reflects allowance for credit losses on loans and leases over the amortized cost of the total portfolio.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans.
(u)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest income (GAAP)	$184,023	$179,495	$177,504	$538,734	$527,231
Core net interest income (non-GAAP)	184,023	179,495	177,504	538,734	527,231
Noninterest income (GAAP)	86,471	88,009	90,158	255,377	257,613
Less: Realized gain on sale of equity investment, net	939	18	56	957	2,186
(Plus)/less: Visa derivative valuation adjustment	(2,429)	—	—	(2,429)	2,829
Core fee revenue (non-GAAP)	$87,961	$87,991	$90,102	$256,849	$252,598
Core net revenue (non-GAAP)	$271,984	$267,486	$267,606	$795,583	$779,829
Core net revenue (non-GAAP)(tax-equivalent)	$272,482	$267,972	$267,991	$797,023	$780,975
Noninterest expense (GAAP)	$163,056	$159,343	$163,723	$474,194	$468,563
Less: FDIC special assessment	—	—	—	—	880
Less: Loss on debt extinguishment	352	—	—	352	—
Less/(plus): Corporate development expense	171	(329)	46	(99)	412
Less: Restructuring expense	398	—	—	658	—
Core noninterest expense (non-GAAP)	$162,135	$159,672	$163,677	$473,283	$467,271
Core efficiency ratio (non-GAAP)	59.5%	59.6%	61.1%	59.4%	59.8%
Core fee revenue ratio (non-GAAP) (b)	32.3%	32.8%	33.6%	32.2%	32.3%

	End of period
	September 30, 2025	June 30, 2025	September 30, 2024
Total assets (GAAP)	$20,840,415	$20,763,292	$20,905,209
Less: Goodwill and other intangible assets	973,677	977,546	992,163
Total tangible assets (non-GAAP)	$19,866,738	$19,785,746	$19,913,046
Total stockholders’ equity of WSFS (GAAP)	$2,753,273	$2,682,728	$2,678,264
Less: Goodwill and other intangible assets	973,677	977,546	992,163
Total tangible common equity (non-GAAP)	$1,779,596	$1,705,182	$1,686,101

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$49.67	$47.71	$45.37
Tangible common book value per share (non-GAAP)	32.11	30.32	28.56
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	13.21%	12.92%	12.81%
Tangible common equity to tangible assets ratio (non-GAAP)	8.96	8.62	8.47

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net income attributable to WSFS	$76,449	$72,326	$64,435	$214,671	$199,469
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, and corporate development and restructuring expense	2,411	(347)	(10)	2,383	(3,723)
Plus/(less): Tax impact of pre-tax adjustments	(589)	149	2	(616)	585
Adjusted net income (non-GAAP) attributable to WSFS	$78,271	$72,128	$64,427	$216,438	$196,331

GAAP return on average assets (ROA)	1.44%	1.39%	1.22%	1.37%	1.28%
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, and corporate development and restructuring expense	0.05	(0.01)	—	0.02	(0.02)
Plus/(less): Tax impact of pre-tax adjustments	(0.01)	—	—	—	—
Core ROA (non-GAAP)	1.48%	1.38%	1.22%	1.39%	1.26%

Earnings per share (diluted) (GAAP)	$1.37	$1.27	$1.08	$3.75	$3.33
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, and corporate development and restructuring expense	0.04	(0.01)	—	0.04	(0.06)
Plus/(less): Tax impact of pre-tax adjustments	(0.01)	0.01	—	—	—
Core earnings per share (non-GAAP)	$1.40	$1.27	$1.08	$3.79	$3.27

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$76,449	$72,326	$64,435	$214,671	$199,469
Plus: Tax effected amortization of intangible assets	2,864	2,946	2,949	8,756	8,929
Net tangible income (non-GAAP)	$79,313	$75,272	$67,384	$223,427	$208,398
Average stockholders’ equity of WSFS	$2,694,883	$2,652,257	$2,575,182	$2,661,709	$2,499,612
Less: Average goodwill and intangible assets	976,270	982,533	994,818	981,809	998,960
Net average tangible common equity	$1,718,613	$1,669,724	$1,580,364	$1,679,900	$1,500,652
Return on average tangible common equity (non-GAAP)	18.31%	18.08%	16.96%	17.78%	18.55%

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of PPNR:
Net income (GAAP)	$76,467	$72,221	$64,409	$214,555	$199,340
Plus: Income tax provision	24,405	23,319	21,108	68,825	63,567
Plus: Provision for credit losses	6,566	12,621	18,422	36,537	53,374
PPNR (non-GAAP)	$107,438	$108,161	$103,939	$319,917	$316,281
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, and corporate development and restructuring expense	2,411	(347)	(10)	2,383	(3,723)
Core PPNR (non-GAAP)	$109,849	$107,814	$103,929	$322,300	$312,558

	Three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
Calculation of adjusted core fee revenue:
Core fee revenue (non-GAAP)	$87,961	$87,991	$90,102
Less: Spring EQ earnout	$—	$(2,250)	$(2,250)
Less: Impact from Commonwealth termination	(304)	(1,759)	(1,552)
Plus/(less): Impact from sale of Powdermill business	3	(621)	(762)
Adjusted core fee revenue (non-GAAP)	$87,660	$83,361	$85,538